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                                                                                                           EXHIBIT 12
                                  PACIFIC BELL
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions



                                               NINE MONTHS ENDED
                                                 SEPTEMBER 30,                  YEAR ENDED DECEMBER 31,
                                              ------------------   ---------------------------------------------------
                                                1997      1996       1996       1995      1994       1993       1992
                                              --------- ---------  ---------------------------------------------------
Income (Loss) From Continuing Operations Before
   Income Taxes, Extraordinary Loss and
   Cumulative Effect of Accounting Changes    $   (74)  $ 1,491    $ 1,945   $  1,538   $ 1,692    $   (39)  $  1,738
     Add:  Interest Expense                       336       277        363        410       439        429        460
          1/3 Rental Expense                       52        37         46         28        40         37         35
                                              --------- ---------  --------  ---------  --------   --------  ---------
     Adjusted Earnings                        $   314   $ 1,805    $ 2,354   $  1,976   $ 2,171    $   427   $  2,233
                                              ========= =========  ========  =========  ========   ========  =========

Total Interest Charges                        $   373   $   306    $   411   $    410   $   439    $   429   $    460
1/3 Rental Expense                                 52        37         46         28        40         37         35
                                              --------- ---------  --------  ---------  --------   --------  ---------

     Adjusted Fixed Charges                   $   425   $   343    $    457  $    438   $   479    $   466   $     495
                                              ========= =========  ========= =========  ========   ========  =========

Ratio of Earnings to Fixed Charges               0.74       5.26       5.15      4.51      4.53        0.92      4.51





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